                                                           EX-99.B(j)wrconsnt

                         INDEPENDENT AUDITORS' CONSENT

 We consent to the use in this Post-Effective Amendment No. 16 to Registration
Statement No. 33-45961 on Form N-1A of W&R Funds, Inc. of our report dated May
5, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the caption
"Financial Highlights" in such Prospectus.

  /s/Deloitte & Touche LLP
-----------------------
Deloitte & Touche LLP
Kansas City, Missouri
July 21, 2000